UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2007

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
8.01	Other Events	3

9.01	Financial Statements and Exhibits	3

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Item 8.01	Other Events

On October 16, 2007, The E. W. Scripps Company (“Scripps”) announced that its Board of Directors unanimously authorized management to pursue a plan to separate Scripps into two publicly traded companies.

The proposed separation will create a new company called Scripps Networks Interactive that will comprise Scripps’ national lifestyle media brands (HGTV, Food Network, DIY Network, the Fine Living Television Network and Great American Country and their category-leading Internet businesses) and online comparison shopping services (Shopzilla and uSwitch and their associated Web sites).

The E. W. Scripps Company will continue to include Scripps’ daily and community newspapers, broadcast television stations, character licensing and feature syndication businesses, and the Scripps Media Center in Washington, D. C.

The separation is expected to take the form of a tax-free dividend of Scripps Networks Interactive stock to all Scripps shareholders on a pro-rata basis. The separation is expected to be completed in the second quarter of 2008 contingent upon approval of the final plan by the Board of Directors and holders of Scripps’ Common Voting Shares, a favorable ruling from the Internal Revenue Service on the tax-free nature of the transaction, and the filing and effectiveness of a Form 10 registration statement with the Securities and Exchange Commission.

Upon completion of the transaction Class A Common Shares of both companies are expected to be traded on the New York Stock Exchange.

A copy of the press release detailing the specifics of the proposed separation is filed as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Item
99.01	Press release dated October 16, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

	BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Executive Vice President and Chief Financial Officer

Dated: October 17, 2007

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